UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
 Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☒  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

PIMCO MUNICIPAL ADVANTAGE FUND INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PIMCO MUNICIPAL ADVANTAGE FUND INC.
Please be advised that PIMCO Municipal Advantage Fund Inc. adjourned the February 26, 2009 stockholder meeting with respect to the proposal to liquidate the Fund due to lack of voter participation. This stockholder meeting will be reconvened on March 13, 2009 at 9:30 a.m. at 1345 Avenue of the Americas (at 54th — 55th Streets) 49th Floor, New York, New York 10105. We strongly urge you to cast your vote before the next Stockholder Meeting. We urge you to act promptly so that we can obtain a sufficient number of votes and avoid the costs of additional adjournment and solicitation.
1-866-450-8469

Voting is
very important.

Please vote now to be
sure your vote is
received in time for the
March 13, 2009
Adjourned Annual
Meeting of Stockholders.
PIMCO Municipal Advantage Fund Inc. has made it very easy for you to vote. Choose one of the following methods:
•	Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am — 9pm, Sat 10am — 6pm ET)

•	Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

•	Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.
PLEASE VOTE TODAY.